Exhibit 10.10

Date: 26 January 2023

Alpha Technology Group Limited

(as Company)

and

Wittelsbach Group Holdings Limited

(as Subscriber)

and

Hanoverian International Group Limited

(as Subscriber)

and

Zihua Shengshi Holding Group Limited

(as Subscriber)

And

Fuchsia Capital Limited

(as Subscriber)

and

Xu Qinxiang

(as Subscriber)

SHARE SUBSCRIPTION AGREEMENT

THIS AGREEMENT is dated 26 day of January 2023.

BETWEEN:

(1)	Alpha Technology Group Limited, a company incorporated in the British Virgin Islands, having its registered office at Mandar House, 3rd Floor. Johnson’s Ghut. Tortola, British Virgin Islands (the “Company”);

(2)	Wittelsbach Group Holdings Limited, a company incorporated in the British Virgin Islands, having its registered office at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands (the “Wittelsbach”);

(3)	Hanoverian International Group Limited, a company incorporated in the British Virgin Islands, having its registered office at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands (the “Hanoverian”);

(4)	Zihua Shengshi Holding Group Limited, a company incorporated in Hong Kong, having its registered office at Rooms 1318-19, 13/F., Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong (“Zihua Shengshi”);

(5)	Fuchsia Capital Limited, a company incorporated in Hong Kong, having its registered office at Unit A, G/F., Court B, Tower 3, Dragons Range, 33 Lai Ping Road, Shatin, New Territories, Hong Kong (“Fuchsia”); and

(6)	Xu Qinxiang (holder of People’s Republic of China Passport No.: E91244434) of 1016, Building 9, Dashi Shuishanyuan, Longshan Road, Nanling, Longgang District, Shenzhen, Guangdong, China (“Mr. Xu”, together with Wittelsbach, Hanoverian, Zihua Shengshi, and Fuchsia, the “Subscribers”)

RECITAL

(A)	The Company is incorporated in British Virgin Islands with limited liability and is authorised to issue a maximum of 50,000 shares (the “Shares”) with a par value of US$ 1.00 each, of which 100 Shares have been issued and are fully paid or credited as fully paid as at the date of this Agreement and prior to the Completion. Full details of the Company are set out in Schedule 1.

(B)	As at the date of this Agreement, the Company holds the entire issued share capital of Techlution Service Limited and Neural Sense Limited (collectively, the “Subsidiaries”).

(C)	The Company has agreed to allot and issue, and the Subscribers have agreed to subscribe for, in aggregate 10,000 new Shares in the Company (the “Subscription Shares”), subject to and in accordance with this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, including the Recitals and the Schedules, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

“Business Day”	a day (other than a Saturday or a Sunday or a public holiday in Hong Kong) on which licensed banks are generally open for business in Hong Kong during its normal business hours

“Completion”	the completion of the Subscription in accordance with the terms and conditions of this Agreement

“Encumbrances”	any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrances, priority or security interest, deferred purchase, title retention, leasing, sale-and- purchase, sale-and- leaseback arrangement over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same

“Group”	the Company and the Subsidiaries

“Hanoverian’s Subscription Money”	has the meaning ascribed to it in Clause 2.1

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong

“Mr. Xu’s Subscription Money”	has the meaning ascribed to it in Clause 2.1

“Parties”	the named parties to this Agreement and their respective successors and assigns; and “Party” shall mean each of them;

“Share(s)”	has the meaning ascribed to it in the Recital (A)

“Subscription”	the subscription of the Subscription Shares in accordance with Clause 2

“Subscription Money”	the aggregate subscription money for the Subscription Shares in accordance with Clause 2

“Subscription Shares”	has the meaning ascribed to it in Recital (C)

“Subsidiaries”	has the meaning ascribed to it in Recital (B)

“this Agreement”	this subscription agreement, as amended from time to time by written consent of the Parties

“US$”	the United States dollars, the lawful currency of the United States of America

“Warranties”	the representations, warranties and undertakings on the part of the Company given pursuant to Clause 4 and contained in Schedule 2

“Wittelsbach’s Subscription Money”	has the meaning ascribed to it in Clause 2.1

“Zihua Shengshi’s Subscription Money”	has the meaning ascribed to it in Clause 2.1

1.2	In this Agreement, unless the context otherwise requires, any reference to a “Clause” or a “Schedule” is a reference to a clause of or a schedule to this Agreement and, unless otherwise indicated, includes all the sub-clauses of that clause.

1.3	In this Agreement, words importing the singular include the plural and vice versa, words importing gender include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4	The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.5	References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under provisions.

2.	SUBSCRIPTION

2.1	Subject to the terms and conditions of this Agreement, the Subscribers shall subscribe (or shall procure its nominee(s) to subscribe) for the aggregate of l0,000 Subscription Shares and the Company shall allot and issue the same in accordance with its memorandum and articles of association, the details of the Subscription are set out as follows:

Name of Subscribers	Number of Subscription Shares	Subscription Money
Wittelsbach	5,100 Subscription Shares	HK$5,l00,000 (“Wittelsbach’s Subscription Money’’)

Hanoverian	2,200 Subscription Shares	HK$2,200,000 (“Hanoverian’s Subscription Money”)

Zihua Shengshi	1,900 Subscription Shares	HK$ l,900,000 (“Zihua Shengshi’s Subscription Money”)

Fuchsia	600 Subscription Shares	HK$600,000

Mr. Xu	200 Subscription Shares	HK$200,000 (“Mr. Xu’s Subscription Money”)

Total	10,000 Subscription Shares	HK$10,000,000

It is agreed by the Subscribers that Fuchsia shall, for and on behalf of Wittelsbach, Hanoverian, Zihua Shengshi and Mr. Xu, pay to the Company the Wittelsbach’s Subscription Money, the Hanoverian’s Subscription Money, the Zihua Shengshi’s Subscription Money and the Mr. Xu’s Subscription Money, respectively.

2.2	The payment of the Subscription Money by Fuchsia (for itself and on behalf of Wittelsbach, Hanoverian, Zihua Shengshi and Mr. Xu) in accordance with Clause 2 constitutes a complete discharge of the payment obligation of each of the Subscribers for the payment of the Subscription Money for the Subscription Shares hereunder.

3.	COMPLETION

3.1	Completion shall take place simultaneously upon signing of this Agreement at principal place of business of the Company (or other place as agreed by the Parties) when all (but not part only) of the following businesses shall be transacted:

(a)	(where relevant) each of the Subscribers shall deliver to the Company:

(i)	the payment record in relation to the settlement of the relevant Subscription Money;

(ii)	a signed share application form applying for the relevant Subscription Shares signed by it/him; and

(iii)	a certified copy of the board resolutions of each of Wittelsbach, Hanoverian, Zihua Shengshi and Fuchsia approving this Agreement and the transactions contemplated hereunder.

(b)	the Company shall:

(i)	allot and issue to the Subscribers the Subscription Shares and shall procure that the Subscribers be registered in the register of members of the Company;

(ii)	deliver to the Subscribers the share certificates in respect of the Subscription Shares issued to the Subscribers and a certified true copy of register of members of the Company: and

(iii)	deliver to the Subscribers certified copies of the board resolutions and the shareholder resolutions of the Company approving this Agreement and the transactions contemplated hereunder, including but not limited to the issue of the Subscription Shares and the entry of the name of the Subscribers in the register of members of the Company as holder of the Subscription Shares.

3.2	No Party shall be obliged to complete the Subscription or perform any obligation hereunder unless all the Parties comply fully with their respective obligations under Clause 3.1.

4.	WARRANTIES

4.1	The Company hereby represents, warrants and undertakes to the Subscribers that the Warranties are true and correct in all material respects and not misleading in any material respects as at the date of this Agreement and will continue to be so up to and including the time of Completion.

4.2	The Company hereby agrees and acknowledges that the each of the Subscribers is entering into this Agreement in reliance on the Warranties.

4.3	The Company undertakes to notify the Subscribers as soon as reasonably practicable on any matter or event coming to its attention prior to Completion which shows or could reasonably be expected to cause any of the Warranties to be or to have been untrue or misleading in any material respect or which may have any material adverse effect on the assets or liabilities of the Company.

4.4	Each of the Warranties is without prejudice to any other Warranty and, except where expressly or otherwise stated, no provision in any Warranty shall govern or limit the extent or application of any other provision in any Warranty.

4.5	The Warranties shall survive Completion and the rights and remedies of the Subscribers in respect of any breach of the Warranties shall not be affected by Completion or by the Subscribers rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written wavier or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

4.6	The Company undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Company that it has made full enquiry into the subject matter of that Warranty and that it does not have the knowledge, information or belief that the subject matter of that Warranty may not be correct, complete or accurate.

4.7	Each of the Subscribers hereby represents, warrants and undertakes to the Company that:

(a)	he/it has the right, power and authority to enter into and perform this Agreement which constitutes legal, valid and binding obligations on the him/it in accordance with its terms; and

(b)	this Agreement constitutes valid, binding and enforceable obligations of him/it.

4.8	Each of the Subscribers hereby agrees and acknowledges that the Company is entering into this Agreement in reliance on the warranties made by him/it.

5.	LIMITATION OF LIABILITY

5.1	The Company shall not be liable for the Warranties:

(a)	which would not have arisen but for a default on the part of the Subscribers of any of the terms herein; or

(b)	which arises as a result of legislation which comes into force after the date hereof with retrospective effect.

5.2	If any claim for breach of any Warranty is brought under this Agreement in relation to any liability of the Company which is contingent only, the Company shall not be liable to make any payment in respect thereof unless and until such contingent liability becomes an actual liability.

5.3	The Warranties shall be actionable only by the Subscribers and their respective successors and no other person shall be entitled to make any claim or take any action whatsoever against the Company under, arising out of, or in connection with any of the Warranties.

5.4	The Subscribers shall as soon as practicable inform the Company in writing of any fact matter, event or circumstances which comes to its notice whereby it appears that the Company is or may become liable to make any payment under any Warranty or other provisions of this Agreement and shall not settle or compromise such claim without the prior written consent of the Company.

6.	FURTHER ASSURANCE

Notwithstanding Completion, each Party shall at the request of the other Party and at its/his own costs and expenses sign or execute any document or do any deed, act or thing as may, in the reasonable opinion of the other Party, be necessary or expedient to give full force and effect to the terms of this Agreement.

7.	SURVIVAL OF COMPLETION

Except as otherwise provided herein, all provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters that are already performed.

8.	COSTS AND STAMP DUTY

8.1	Each of the Parties shall bear its/his own legal and professional fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

8.2	Any stamp duty payable on the subscription for and issue of the Subscription Shares, shall be borne by the Company and the relevant Subscribers in equal shares.

9.	NOTICES AND OTHER COMMUNICATION

9.1	Any notice or other communication to be given under this Agreement shall be in writing and delivered personally or sent by pre-paid post. Any such notice or communication shall be sent to the Party to whom it is addressed. Any notice or other communication given or made under this Agreement shall be delivered personally or sent by pre-paid post at the address of the relevant Party set out below (or such other address as the addressee has by five (5) Business Days prior written notice specified to the other Parties):

To the Company	Address:	Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands
	Attention:	Mr. Tsang Chun Ho Anthony

To Wittelsbach	Address:	Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands
	Attention:	Ms. Ma Xiaoqiu

To Hanoverian	Address:	Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands
	Attention:	Ms. Ma Xiaoqiu

To Zihua Shengshi	Address:	Rooms 1318-19, 13/F., Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong
	Attention:	Mr. Liu Yan

To Fuchsia	Address:	Unit A, G/F., Court B, Tower 3, Dragons Range, 33 Lai Ping Road, Shatin, New Territories, Hong Kong
	Attention:	Mr. Tsang Chun Ho Anthony

To Mr. Xu	Address:	1016, Building 9, Dashi Shuishanyuan, Longshan Road, Nanling, Longgang District, Shenzhen, Guangdong, China

9.2	Any such notice, demand or communication shall be deemed to have been duly served

(a)	if given or made by letter within Hong Kong, 2 Business Days after posting; and

(b)	if given or made by letter outside Hong Kong, 7 Business Days after posting.

10.	INVALIDITY

If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

11.	TIME

Time shall be of the essence of this Agreement.

12.	TRANSFERABILITY AND ASSIGNMENT

This Agreement shall be binding on and enure for the benefit of the successors of each of the Parties and shall not be transferrable or assignable.

13.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding between the Parties or any of them in relation to the transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the Parties with respect to the subject matter hereof, whether written or oral.

14.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

15.	THIRD PARTY RIGHTS

This Agreement is personal to and is made solely for the benefit of the Parties and shall not create or give any rights to or purport to confer any benefits on any third parties whatsoever. The application of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) and/or any comparable law in any jurisdiction giving to or conferring on third parties the right to enforce any term of this Agreement is expressly excluded and no terms of this Agreement are, or intended to be, enforceable by any person not being a party to it. The rights of the Parties to terminate, rescind, or agree any amendment, waiver, variation or settlement under or relating to this Agreement, or any term of this Agreement, are not subject to the consent of any third party.

16.	GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong, and the Parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

SCHEDULE 1

PARTICULARS OF THE COMPANY

1.	Company name	:	Alpha Technology Group Limited

2.	Registration number	:	2108861

3.	Place of incorporation	:	British Virgin Islands

4.	Date of incorporation	:	5 October 2022

5.	Authorised Share Capital	:	50,000 shares with a par value of US$1.00 each

6.	Registered office	:	CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

7.	Shareholder(s)	:	Wittelsbach Group Holdings Limited (51%) Hanoverian International Group Limited (22%) Zihua Shengshi Holding Group Limited (19%) Fuchsia Capital Limited (6%) Xu Qingxiang (2%)

8.	Director(s)	:	Mr. Tsang Chun Ho Anthony

SCHEDULE 2

WARRANTIES

The Company hereby represents and warrants to each of the Subscribers that all representations and statements of fact set out in this Schedule 2 or otherwise contained in this Agreement are and will be true and accurate from the signing of this Agreement and at all times up to and including Completion with reference to the facts and circumstances subsisting at such time.

1.	General Information

1.1	The Company has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorise its execution of this Agreement and its performance of its obligations hereunder have been duly taken and this Agreement shall, when executed be a legal, valid and binding agreement on it, enforceable in accordance with the terms hereof.

1.2	The obligations of the Company under this Agreement shall at all times constitute direct, unconditional, unsecured, unsubordinated and general obligations of, and shall rank at least pari passu with, all other present and future outstanding unsecured obligations, issued, created or assumed by the Company.

2.	The Subscription Shares

2.1	The Company has power and authority to allot and issue the Subscription Shares.

2.2	The Subscription Shares will at all times rank pari passu with all other Shares of the Company.

2.3	Save as disclosed, there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or Encumbrance on, over or affecting any part of the unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

2.4	There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any Shares or debentures of the Company.

3.	Insolvency

3.1	No order has been made or petition presented or resolution passed for the winding up of any member of the Group, nor has any distress, execution or other process been levied against any member of the Group or action taken to repossess goods in the possession of any member of the Group.

3.2	No steps have been taken for the appointment of an administrator or receiver of any part of the Group’s property.

4.	Litigation

No Proceedings have been threatened or are pending against any member of the Group, any director of the Company or any person for whose acts the Group may be vicariously liable, and there are no circumstances likely to give rise to any such Proceedings.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

THE COMPANY

SIGNED by TSANG CHUN HO	)
ANTHONY	)
for and on behalf of	)
ALPHA TECHNOLOGY GROUP	)
LIMITED	)
in the presence of:	)

THE SUBSCRIBERS

SIGNED by MA XIAOQIU	)
for and on behalf of	)
WITTELSBACH GROUP	)
HOLDINGS LIMITED	)
in the presence of:	)

SIGNED by MA XIAOQIU	)
for and on behalf of	)
HANOVERIAN INTERNATIONAL	)
GROUP LIMITED	)
in the presence of:	)

SIGNED by LIU YAN	)
for and on behalf of	)
ZIHUA SHENGSHI HOLDING	)
GROUP LIMITED	)
in the presence of:	)

SIGNED by TSANG CHUN HO	)
ANTHONY	)
for and on behalf of	)
FUCHSIA CAPITAL LIMITED	)
in the presence of:	)

SIGNED by XU QINXIANG	)
in the presence of:	)
)
)
)